SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
DIANA CONTAINERSHIPS INC.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	N/A

(Jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Pendelis 16 175 64 Palaio Faliro Athens, Greece
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this form relates:	N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                                                                                             Name of each exchange on which
to be so registered                                                                                              each class is to be registered

Common Stock, par value $0.01                                                                                                    Nasdaq Global Market

Preferred Stock Purchase Rights
under Stockholders Rights Agreement                                                                                                Nasdaq Global Market

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.                      Description of Registrant's Securities to be Registered

This Form 8-A is being filed in connection with the listing of the registrant Diana Containerships Inc. (the "Company") on the Nasdaq Global Market.  The information required by this item is contained under the heading "Description of Capital Stock" in the Registration Statement on Form F-4 (File No. 333-169974).  Such information which is contained under the heading "Description of Capital Stock" in the Registration Statement on Form F-4 is incorporated herein by reference.

Item 2.

No exhibits are required to be filed because no other securities of the Company are registered on the Nasdaq Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 30, 2010		Diana Containerships Inc.
	By	/s/ Anastasios Margaronis
Name: Anastasios Margaronis Title: Director and President

SK 26949 0001 1159369